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As filed with the Securities and Exchange Commission on February 28, 2020.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ares Management Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0962035 (I.R.S. Employer Identification Number)

2000 Avenue of the Stars, 12th Floor
Los Angeles, California 90067
Telephone: (310) 201-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Naseem Sagati Aghili
c/o Ares Management Corporation
2000 Avenue of the Stars
12th Floor
Los Angeles, California 90067
Telephone: (310) 201-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Philippa Bond, P.C.
Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, California 90067
Telephone: (310) 552-4200
Facsimile: (310) 557-5900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Class A common stock, par value $0.01 per share(3)(4)		$	$	$

Shares of preferred stock(3)(4)		$	$	$

Debt Securities(3)

Depositary Shares(3)

Warrants(3)

Purchase Contracts(3)

Units(3)

(1)
Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to made hereunder.

(3)
Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

(4)
An indeterminate number of shares of Class A common stock may be issued from time to time upon exercise, conversion or exchange of other securities.

PROSPECTUS

Ares Management Corporation

Class A Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

        We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:

  •
  shares of Class A common stock, par value $0.01 per share ("Class A Common Stock");

  •
  shares of preferred stock;

  •
  debt securities;

  •
  depositary shares;

  •
  warrants to purchase debt or equity securities;

  •
  purchase contracts; and

  •
  units.

        We refer to the foregoing, collectively, as the "securities." In addition, certain selling stockholders may offer and sell Class A Common Stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.

        We or any selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

        Our shares of Class A Common Stock are listed on the New York Stock Exchange under the ticker symbol "ARES." The last reported sale price of our Class A Common Stock on February 26, 2020 was $36.79 per share.

        Investing in our securities involves material risks and uncertainties that you should consider. See "Risk Factors" on page 2 of this prospectus and in the "Risk Factors" section of our periodic reports filed with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2020.

        Neither we nor any selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. Neither we nor any selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus, any amendment or supplement to this prospectus or of any sale of the securities covered by this prospectus.

        You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

        For investors outside the United States: neither we nor any selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we and/or certain selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering. This prospectus provides you with a general description of Ares Management Corporation, our Class A Common Stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts and units that we and/or certain selling stockholders may offer. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. A supplement to this prospectus or a free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. You should read both this prospectus and any applicable prospectus supplement and free writing prospectus together with information incorporated and deemed to be incorporated by reference herein and therein, the additional information described under "Where You Can Find More Information" and the registration statement, including its exhibits, before making an investment in any of the securities described in this prospectus.

        In this prospectus, unless the context suggests otherwise, references to:

  •
  "Ares," "we," "us" and "our" refer to (i) Ares Management Corporation and its subsidiaries following the Conversion and (ii) Ares Management, L.P. and its subsidiaries prior to the Conversion;

  •
  "Ares Operating Group" refer to, collectively, Ares Holdings L.P. ("Ares Holdings"), Ares Offshore Holdings L.P. ("Ares Offshore") and Ares Investments L.P. ("Ares Investments");

  •
  "Ares Operating Group Unit" or an "AOG Unit" refer to, collectively, a partnership unit in each of the Ares Operating Group entities;

  •
  "assets under management" or "AUM" refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM is equal to initial principal amounts adjusted for paydowns;

  •
  "Conversion" refers to our conversion effective November 26, 2018 from a Delaware limited partnership named Ares Management, L.P. into a Delaware corporation named Ares Management Corporation;

  •
  "Holdco Members" refers to Michael Arougheti, David Kaplan, Antony Ressler, Bennett Rosenthal, Ryan Berry, R. Kipp deVeer and Michael McFerran;

  •
  "our funds" refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC), and a registered investment adviser;

  •
  "SEC" refers to the Securities and Exchange Commission;

ii

Certain of the terms used in this prospectus, including AUM, may not be comparable to similarly titled measures used by other companies. In addition, our definition of AUM is not based on any definition of AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Amounts and percentages throughout this prospectus may reflect rounding adjustments and consequently totals may not appear to sum.

iii

ARES MANAGEMENT CORPORATION

        Ares is a leading global alternative investment manager with approximately $148.9 billion of assets under management and over 1,200 employees in over 20 offices in more than 10 countries as of December 31, 2019. We offer our investors a range of investment strategies and seek to deliver attractive performance to a growing investor base that includes over 800 direct institutional relationships and a significant retail investor base across our publicly traded and sub-advised funds. Since our inception in 1997, we have adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns through market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. We believe we create value for our stakeholders not only through our investment performance but also by expanding our product offering, enhancing our distribution channels, increasing our global presence, investing in our non-investment functions, securing strategic partnerships and completing accretive acquisitions and portfolio purchases.

        For a description of our business, financial condition, results of operations and other important information, we refer you to our filings with SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We were formed as a Delaware limited partnership on November 15, 2013. Effective November 26, 2018, we completed our state law conversion from a Delaware limited partnership to a Delaware corporation (the "Conversion"), in connection with which, among other things, each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Conversion converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, $0.01 par value per share, of Ares Management Corporation. As a result of the Conversion, except as otherwise expressly provided in our Certificate of Incorporation, our common stockholders are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote under the Delaware General Corporate Law (the "DGCL"), including the election of our board of directors.

        Our shares of Class A Common Stock are listed on the the New York Stock Exchange (the "NYSE") under the symbol "ARES," and our shares of 7.000% Series A Preferred Stock are listed on the NYSE under the symbol "ARES.PRA." Our principal executive offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, and our telephone number is (310) 201- 4100. Our website is http://www.aresmgmt.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

 RISK FACTORS

        Investing in the securities covered by this prospectus involves various risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and incorporated by reference in this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities covered by this prospectus. The risks and uncertainties discussed in the documents referred to above and other matters discussed in those documents could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of our securities. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 and incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC's website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

        The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

        We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the most important terms of our capital stock, including our Class A Common Stock, to which this prospectus supplement relates. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Incorporation and Bylaws, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus supplement.

        Our authorized capital stock consists of 3,000,000,000 shares, all with a par value of $0.01 per share, of which:

  •
  1,500,000,000 are designated as Class A Common Stock;

  •
  1,000 are designated as Class B common stock;

  •
  499,999,000 are designated as Class C common stock; and

  •
  1,000,000,000 are designated as preferred stock, of which 12,400,000 shares are designated as Series A Preferred Stock ("Series A Preferred Stock").

        We had outstanding as of February 26, 2020:

  •
  118,814,055 shares of Class A Common Stock;

  •
  1,000 shares of Class B common stock;

  •
  1 share of Class C common stock; and

  •
  12,400,000 shares of Series A Preferred Stock.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

Common Stock

  Corporate Conversion

        Our common stock consists of Class A Common Stock, Class B common stock and Class C common stock. At 12:01 am EST on November 26, 2018 (the "Effective Time") and pursuant to a plan of conversion, (i) each common share representing limited partner interests in Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class A common stock, (ii) each general partner share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into 1,000 issued and outstanding, fully paid and nonassessable shares of Class B common stock, and (iii) each special voting share of Ares Management, L.P. outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Class C common stock. Except with respect to voting rights, our Certificate of Incorporation and our Bylaws provide our stockholders following the Conversion with substantially the same rights and obligations of limited partners pursuant to the limited partnership agreement of Ares Management, L.P. immediately prior to the Conversion.

  Economic Rights

        Dividends.    Subject to preferences that apply to shares of Series A Preferred Stock and any other shares of preferred stock outstanding at the time, the holders of our Class A Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. The holders of our Class B common stock and Class C common stock do not have any rights to receive dividends.

        Liquidation.    If we become subject to an event giving rise to our dissolution, liquidation or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A Common Stock and any participating preferred stock outstanding at that time ranking on a parity with our Class A Common Stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of our Series A Preferred Stock and any other outstanding shares of preferred stock. The holders of our Class B common stock and Class C common stock do not have any rights to receive distributions upon our dissolution, liquidation or winding up.

  Voting Rights

        Except as expressly provided in our Certificate of Incorporation, the holders of our common stock will be entitled to vote on all matters on which stockholders of a corporation are entitled to vote under the DGCL, including the election of our board of directors.

        Holders of our Class A Common Stock are entitled to one vote per share of Class A Common Stock.

        On January 31 of each year, our board of directors will determine whether the Ares Ownership Condition (as defined below) is satisfied. The "Ares Ownership Condition" is a determination of our board of directors on or about January 31 of each year as to whether the total voting power held collectively by (i) holders of our Class C common stock (currently only Ares Voting LLC), (ii) then-current or former Ares personnel (including indirectly through related entities) and (iii) Ares Owners Holdings L.P. ("Ares Owners"), without duplication, is at least 10% of the collective voting power of our outstanding Class A Common stock and our Class C common stock, voting together as a single class. For purposes of determining whether the Ares Ownership Condition is satisfied, our board of directors will treat as outstanding, and as held by the foregoing persons, all shares of common stock deliverable to such persons pursuant to equity awards granted to such persons. On any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock are entitled to a number of votes, in the aggregate, equal to (x) four times the aggregate number of votes attributable to the Class A Common Stock minus (y) the aggregate number of votes attributable to the Class C common stock. On any date on which the Ares Ownership Condition is not satisfied, holders of our Class B common stock will not be entitled to vote on any matter submitted to a vote of our stockholders.

        Ares Voting LLC, the initial holder of our Class C common stock upon our conversion from a Delaware limited partnership, is generally entitled to a number of votes equal to the number of Ares Operating Group Units held of record by each limited partner of the Ares Operating Group Partnerships (as defined below) (other than us and our subsidiaries). If in the future other persons are admitted to the Ares Operating Group as limited partners and are issued shares of our Class C common stock, such other holders of our Class C common stock will be entitled, in the aggregate, to a number of votes equal to the number of Ares Operating Group Units held of record by such holder of Class C common stock. If the ratio at which Ares Operating Group Units are exchangeable for shares of our Class A Common Stock changes from a one-for-one basis, the number of votes to which the holders of the Class C common stock are entitled will be adjusted accordingly.

        Except as provided in our Certificate of Incorporation and Bylaws and under the DGCL and the rules of the NYSE, shares of our Series A Preferred Stock are generally non-voting, substantially consistent with the existing shares of Series A Preferred Stock.

        Our Certificate of Incorporation provides that the number of authorized shares of any class of stock, including our Class A Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) with the approval of a majority of the voting power of our outstanding capital stock entitled to vote thereon. However, given the disparity in the voting power of our classes of common stock, on any date on which the Ares Ownership Condition is satisfied, holders of our Class B common stock will control any such vote and are effectively able to approve an increase or decrease in the number of authorized shares of any other class of common stock without a separate vote of the holders of the applicable class of common stock. This could allow holders of our Class B common stock to increase and issue additional shares of Class A Common Stock and/or Class C common stock beyond what is currently authorized in our Certificate of Incorporation without the consent of the holders of the applicable class of common stock. Additional classes of common stock having special voting rights could also be issued.

  No Preemptive or Similar Rights

        Our Class A Common Stock, Class B common stock and Class C common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

  Exchange

        Three of our indirect subsidiaries, Ares Holdings, Ares Offshore and Ares Investments (collectively, the "Ares Operating Group Partnerships") have issued units representing limited partnership interests (a partnership unit in each of the Ares Operating Group Partnerships, collectively, an "Ares Operating Group Unit") that are exchangeable for our Class A Common Stock pursuant to the Fourth Amended and Restated Exchange Agreement among us and the other parties thereto (the "Exchange Agreement"), on a one-for-one basis, subject to customary adjustments for splits, unit dividends and reclassifications and compliance with applicable lock-up, vesting and transfer restrictions. When Ares Operating Group Units are exchanged for shares of Class A Common Stock, the number of votes to which the shares of our Class C common stock are entitled shall automatically be reduced by the number of Ares Operating Group Units so exchanged. However, so long as the Ares Ownership Condition is satisfied, the issuance of Class A Common Stock would increase the number of votes to which holders of Class B common stock are entitled.

  Limited Call Right

        If at any time:

            (i)  less than 10% of the then issued and outstanding shares of any class (other than Class B common stock, Class C common stock and preferred stock) are held by persons other than the Holdco Members or their respective affiliates; or

           (ii)  we are subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended,

we will have the right, which we may assign in whole or in part to any record holder of Class B common stock or any of its affiliates, to acquire all, but not less than all, of the remaining shares of the class held by unaffiliated persons.

        As a result of our right to purchase outstanding shares of common stock, a stockholder may have their shares purchased at an undesirable time or price.

Preferred Stock

        Our board of directors is authorized, subject to limitations prescribed by the DGCL, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers (including voting powers), preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders (except as may be required by the terms of any preferred stock then outstanding). Our board of directors may also increase (but not above the total number of shares of preferred stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of that series then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. The powers, preferences and rights of each series of preferred stock, and the qualification, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the proportion of voting power held by, or other relative rights of, the holders of our Class A Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of the Class A Common Stock or the proportion of voting power held by, or other relative rights of, the holders of the Class A Common Stock.

        As of February 26, 2020, our Certificate of Incorporation has designated one series of preferred stock, Series A Preferred Stock, which is outstanding.

  Series A Preferred Stock

        In June 2016, Ares Management, L.P. issued 12,400,000 7.00% Series A Preferred Shares ("Series A Preferred Shares"). In connection with the Conversion, each Series A Preferred Share outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Series A Preferred Stock. Our Certificate of Incorporation provides holders of the Series A Preferred Stock following the Conversion with substantially the same rights and obligations that holders of the Series A Preferred Shares had in the limited partnership agreement of Ares Management, L.P.

        Economic rights.    Dividends on the Series A Preferred Stock are payable when, as and if declared by our board of directors out of funds legally available, at a rate per annum equal to 7.00% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock are payable quarterly on March 31, June 30, September 30 and December 31 of each year, when, as and if declared our board of directors.

        Dividends on the Series A Preferred Stock are non-cumulative.

        Ranking.    Shares of the Series A Preferred Stock rank senior to our common stock and equally with any of our other equity securities, including any other preferred stock, that we may issue in the future, whose terms provide that such securities will rank equally with the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up ("Series A Parity Stock"). Holders of the Series A Preferred Stock do not have preemptive or subscription rights.

        Shares of the Series A Preferred Stock rank junior to (i) all of our existing and future indebtedness and (ii) any of our equity securities, including preferred stock, that we may issue in the future, whose terms provide that such securities will rank senior to the Series A Preferred Stock with respect to the payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up (such equity securities, "Series A Senior Stock"). We currently have no Series A Senior Stock outstanding. While any shares of Series A Preferred Stock are outstanding, we may not authorize or create any class or series of Series A Senior Stock without the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Series A Voting Preferred Stock (as defined below), acting as a single class. See "—Voting rights" below for a discussion of the voting rights applicable if we seek to create any class or series of Series A Senior Stock.

        Maturity.    The Series A Preferred Stock does not have a maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock.

        Optional redemption.    We may not redeem the Series A Preferred Stock prior to June 30, 2021 except as provided below under "—Change of control redemption." At any time or from time to time on or after June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at a price of $25.00 per share of Series A Preferred Stock plus declared and unpaid dividends, if any, to, but excluding, the redemption date.

        Holders of the Series A Preferred Stock will have no right to require the redemption of the Series A Preferred Stock.

        Change of control redemption.    If a change of control event occurs prior to June 30, 2021, we may, at our option, redeem the Series A Preferred Stock, in whole but not in part, at a price of $25.25 per share of Series A Preferred Stock, plus declared and unpaid dividends to, but excluding, the redemption date.

        If we do not give a redemption notice within the time periods specified in our Certificate of Incorporation following a change of control event (whether before, on or after June 30, 2021), the dividend rate per annum on the Series A Preferred Stock will increase by 5.00%.

        A change of control event would occur if a change of control is accompanied by the lowering of the rating on certain series of our senior notes that are guaranteed by us and the Ares Operating Group Partnerships (or, if no such series of our senior notes are outstanding, our long-term issuer rating) in respect of such change of control and any series of such senior notes or our long-term issuer rating, as applicable, is rated below investment grade.

        The change of control redemption feature of the Series A Preferred Stock may, in certain circumstances, make more difficult or discourage a sale or takeover of us or an Ares Operating Group Partnership and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a change of control, although it is possible that we could decide to do so in the future.

        Voting rights.    Except as indicated below, the holders of the Series A Preferred Stock will have no voting rights.

        If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series of Series A Parity Stock have not been declared and paid, the number of directors on our board of directors will be automatically increased by two and the holders of the Series A Preferred Stock, voting together as a single class with the holders of any series of Series A Parity Stock then outstanding upon which like voting rights have been conferred and are exercisable (any such other series, the "Series A Voting Preferred Stock"), will have the right to elect these two additional directors at a meeting of the holders of the Series A Preferred Stock and such Series A Voting Preferred Stock. These voting rights will continue until four consecutive quarterly dividends have been declared and paid on the Series A Preferred Stock or such series of Series A Parity Stock.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all series of Series A Voting Preferred Stock, acting as a single class, either at a meeting of stockholders or by written consent, is required in order:

            (i)  to amend, alter or repeal any provision of our Certificate of Incorporation relating to the Series A Preferred Stock or series of Series A Voting Preferred Stock so as to materially and adversely affect (whether by merger, consolidation or otherwise) the voting powers, rights or preferences of the holders of the Series A Preferred Stock or series of Series A Voting Preferred Stock, or

           (ii)  to authorize, create or increase the authorized amount of, any class or series of preferred stock having rights senior to the Series A Preferred Stock with respect to the payment of distributions or amounts upon liquidation, dissolution or winding up, provided that in the case of clause (i) above, if such amendment materially and adversely affects the rights, preferences, privileges or voting powers of one or more but not all of the classes or series of Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose), only the consent of the holders of at least two-thirds of the outstanding shares of the classes or series so affected, voting as a class, is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Series A Voting Preferred Stock (including the Series A Preferred Stock for this purpose) as a class.

        However, we may create additional series or classes of Series A Parity Stock and any equity securities that rank junior to our Series A Preferred Stock and issue additional series of such stock without the consent of any holder of the Series A Preferred Stock.

        In addition, if at any time any person or group (other than any record holder of Class B common stock, Ares Owners, any Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of the Series A Preferred Stock then outstanding, that person or group will lose voting rights on all of its stock and the stock may not be voted on any matter and will not be considered to be outstanding when calculating required votes or for other similar purposes. See "Anti-Takeover Provisions—Loss of voting rights."

        Amount payable in liquidation.    Upon our voluntary or involuntary liquidation, dissolution or winding up, each holder of the Series A Preferred Stock will be entitled to a payment equal to the sum of the $25.00 liquidation preference per share of Series A Preferred Stock and declared and unpaid dividends, if any, to, but excluding the date of the liquidation, dissolution or winding up. Such payment will be made out of our assets available for distribution (to the extent available) to the holders of the Series A Preferred Stock following the satisfaction of all claims ranking senior to the Series A Preferred Stock.

        No conversion rights.    The shares of Series A Preferred Stock are not convertible into any class of common stock or any other class or series of our capital stock or any other security.

        Series A GP Mirror Units.    We contributed the net proceeds from the sale of the Series A Preferred Shares in June 2016 to the Ares Operating Group Partnerships and, in consideration of our contribution, each Ares Operating Group Partnership issued to us a new series of preferred units with economic terms designed to mirror those of the Series A Preferred Shares and, following the Conversion, the Series A Preferred Stock, which we refer to as the "GP Mirror Units." The terms of the GP Mirror Units provide that unless distributions have been declared and paid or declared and set apart for payment on all GP Mirror Units issued by each Ares Operating Group Partnership for the then-current quarterly dividend period, then during such quarterly dividend period only, each Ares Operating Group Partnership may not repurchase its common units or any junior units and may not declare or pay or set apart payment for distributions on its junior units, other than, in each case (x) repurchases, redemptions or other acquisitions pursuant to the Exchange Agreement, (y) grants or vesting of awards under our or our subsidiaries' equity incentive plans and (z) repurchases, redemptions or other acquisitions pursuant to any put or call agreements existing on June 8, 2016. The terms of the GP Mirror Units also provide that, in the event that any Ares Operating Group Partnership liquidates, dissolves or winds up, no Ares Operating Group Partnership may declare or pay or set apart payment on its common units or any other units ranking junior to the GP Mirror Units unless the outstanding liquidation preference on all outstanding GP Mirror Units of each Ares Operating Group Partnership have been repaid via redemption or otherwise. The foregoing is subject to certain exceptions, including, (i) in the case of a merger or consolidation of one or more Ares Operating

Group Partnerships in a transaction whereby the surviving person, if not an Ares Operating Group Partnership immediately prior to such transaction, expressly assumes all of the obligations under the GP Mirror Units and satisfies certain other conditions, (ii) the Ares Operating Group Partnership being sold or disposed of does not constitute a "significant subsidiary" under Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission, (iii) the Series A Preferred Stock have been fully redeemed or (iv) transactions where the assets of the Ares Operating Group Partnership being liquidated, dissolved or wound up are immediately contributed to another Ares Operating Group Partnership or a subsidiary thereof.

Conflicts of Interest

        The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our Certificate of Incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in any business ventures of (a) each member of our board of directors and our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our "Former General Partner"), (d) any person or entity who is or was a "tax matters partner" (as defined in the Internal Revenue Code of 1986, as amended (the "Code") prior to amendment by P.L. 114-74) or "partnership representative" (as defined in Section 6223 of the Code after amendment by P.L. 114-74), member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity, (f) any person or entity who controls any record holder of Class B common stock or our Former General Partner and (g) certain other specified persons (collectively, the "Indemnitees"). Our Certificate of Incorporation provides that each Indemnitee has the right to engage in businesses of every type and description, including business interests and activities in direct competition with our business and activities. Our Certificate of Incorporation also waives and renounces any interest or expectancy that we may have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to the Indemnitees. Notwithstanding the foregoing, pursuant to our Certificate of Incorporation, each record holder of Class B common stock has agreed that its sole business will be to act as a record holder of Class B common stock and as a general partner or managing member of any partnership or limited liability company that we may hold an interest in and that it will not engage in any business or activity or incur any debts or liabilities except (x) in connection therewith or (y) in connection with the acquisition, owning or disposing of equity securities of us or any of our subsidiaries.

Anti-Takeover Provisions

        Our Certificate of Incorporation and Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

        Loss of voting rights.    If at any time any person or group (other than a record holder of Class B common stock, Ares Owners, a Holdco Member or any of their respective affiliates, or a direct or subsequently approved transferee of the foregoing) beneficially owns 20% or more of any class of our stock then outstanding, that person or group will lose voting rights on all of its shares of stock and such shares of stock may not be voted on any matter as to which such shares may be entitled to vote and will not be considered to be outstanding when sending notices of a meeting of stockholders, calculating required votes, determining the presence of a quorum or for other similar purposes, in each case, as applicable and to the extent such shares of stock are entitled to any vote. These restrictions do not apply to our Class B common stock or Class C common stock.

        Requirements for advance notification of stockholder proposals.    Our Bylaws establish advance notice procedures with respect to stockholder proposals brought forth at annual or special meetings of our stockholders. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder's notice. Our Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our company.

        Special stockholder meetings.    Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of our board of directors, a record holder of Class B common stock or stockholders representing 50% or more of the voting power of the outstanding stock of the class or classes of stock which are entitled to vote at such meeting. Class A Common Stock and Class C common stock are considered the same class of common stock for this purpose.

        Stockholder action by written consent.    Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise or it conflicts with the rules of the NYSE. Our Certificate of Incorporation permits stockholder action by written consent by stockholders other than the Class B Stockholder only if consented to by the board of directors in writing.

        Amendments to our Certificate of Incorporation requiring Class B Stockholder approval.    Except as otherwise expressly provided by applicable law or any certificate of designation for any series of our preferred stock, on any date on which the Ares Ownership Condition is satisfied, only the record holders of Class B common stock shall have the right to vote on certain amendments to our Certificate of Incorporation that are proposed by our board of directors. Such amendments include:

            (i)  any amendment that our board of directors has determined

            (a)   is necessary or appropriate in connection with (x) a pro rata distribution of shares of our stock or of options, rights, warrants or appreciation rights relating to shares of our stock or (y) a subdivision or combination of our stock,

            (b)   based on the advice of counsel, is necessary or appropriate to prevent us or the Indemnitees from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the

    U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or

            (c)   is necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency;

           (ii)  any amendment that is expressly permitted by our Certificate of Incorporation to be voted on solely by the record holders of Class B common stock; or

          (iii)  any amendment that reflects a merger or conveyance pursuant to certain provisions of our Certificate of Incorporation that do not require stockholder approval for such a merger or conveyance.

        Super-majority requirements for certain amendments to our Certificate of Incorporation.    Except for amendments to our Certificate of Incorporation that require the sole approval of the record holders of Class B common stock, any amendments to our Certificate of Incorporation require the vote or consent of stockholders holding at least 90% of the voting power of our Class A Common Stock and Class C common stock, voting together as a single class, unless we obtain an opinion of counsel confirming that such amendment would not affect the limited liability of any of our stockholders under the DGCL. Any amendment of this provision of our Certificate of Incorporation also requires the vote or consent of stockholders holding at least 90% of the voting power of our Class A Common Stock and Class C common stock, voting together as a single class.

        Merger, sale or other disposition of assets.    Our Certificate of Incorporation provides that we may, with the approval of the record holders of at least a majority in voting power of our Class A Common Stock and Class C common stock, and, on any date on which the Ares Ownership Condition is satisfied, with the approval of the record holders of our Class B common stock, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or consummate any merger, consolidation or other similar combination, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries, except that no approval of our Class A Common Stock and Class C common stock shall be required in the case of certain limited transactions involving our reorganization into another limited liability entity where the governing instruments of the resulting entity provide our stockholders with substantially the same rights and obligations as are contained in our Certificate of Incorporation. We may in our sole discretion mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without the prior approval of the holders of our Class A Common Stock and Class C common stock. We may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the prior approval of the holders of our Class A Common Stock and Class C common stock.

        Preferred stock.    The rights of holders of our Series A Preferred Stock requiring us to redeem all or a portion of their series of preferred stock upon the occurrence of a change of control event could have the effect of discouraging third parties from pursuing certain transactions with us, which may otherwise be in the best interest of our stockholders.

        Choice of forum.    The Court of Chancery of the State of Delaware (or, solely to the extent that the Court of Chancery lacks subject matter jurisdiction, any other court in the State of Delaware with subject matter jurisdiction) is the exclusive forum for resolving any claims, suits, actions or proceedings arising out of or relating in any way to our Certificate of Incorporation (including any claims, suits or actions to interpret, apply or enforce (i) the provisions of our Certificate of Incorporation or our Bylaws, (ii) our duties, obligations or liabilities to our stockholders, or of our stockholders to us, or among our stockholders, (iii) the rights or powers of, or restrictions on, us or any of our stockholders,

(iv) any provision of the DGCL or (v) any other instrument, document, agreement or certificate contemplated by any provision of the DGCL relating to us (regardless of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)).

Business Combinations

        We have opted out of Section 203 of the DGCL, which provides that an "interested stockholder" (a person other than the corporation or any direct or indirect majority-owned subsidiary who, together with affiliates and associates, owns, or, if such person is an affiliate or associate of the corporation, within three years did own, 15% or more of the outstanding voting stock of a corporation) may not engage in "business combinations" (which is broadly defined to include a number of transactions, such as mergers, consolidations, asset sales and other transactions in which an interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders) with the corporation for a period of three years after the date on which the person became an interested stockholder without certain statutorily mandated approvals.

Indemnification of Directors and Officers

        Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of its Certificate of Incorporation, on an after tax basis: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) our Former General Partner, (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner, (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm's-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an Indemnitee.

        We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the board of directors to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A Common Stock, Class B common stock, Class C common stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC. The

transfer agent and registrar's address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (718) 921-8300.

Listing

        Our Class A Common Stock and Series A Preferred Stock are listed on the NYSE under the ticker symbols "ARES" and "ARES.PRA," respectively.

DESCRIPTION OF DEBT SECURITIES

        The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

        We may issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented.

        The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, "debt securities" means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Provisions of Indenture

        The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

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  the title of the series;

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  the maximum aggregate principal amount, if any, established for debt securities of the series;

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  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

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  the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

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  the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

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  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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  if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

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  any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

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  any addition to, deletion from or change in the covenants applicable to debt securities of the series;

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  if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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  whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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  if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

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  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

        In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

        Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

        As used in the indenture, the term "business day" means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

        Unless otherwise indicated in the applicable prospectus supplement:

  •
  For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

  •
  For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

        If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

        Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.

        By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

        Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company ("DTC") or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.

        Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

        The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

  •
  limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

  •
  limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

  •
  restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

  •
  we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the "Successor Person") is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the indenture;

  •
  immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

  •
  we deliver to the trustee an officers' certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

        Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.

        Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for "new" debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

        For purposes of this covenant:

  •
  a "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

  •
  a "Substantially All Merger" means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

  •
  a "Substantially All Sale" means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

  •
  "Permitted Jurisdictions" means the laws of the United States of America or any state thereof.

No Gross Up

        We and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), and neither we nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

        Each of the following events are defined in the indenture as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

  (1)
  default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

  (2)
  default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

  (4)
  default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

  (5)
  we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

  •
  commence a voluntary case or proceeding;

  •
  consent to the entry of an order for relief against us in an involuntary case or proceeding;

  •
  consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

  •
  make a general assignment for the benefit of our creditors;

  •
  file a petition in bankruptcy or answer or consent seeking reorganization or relief;

    •
    consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

    •
    take any comparable action under any foreign laws relating to insolvency;

  (6)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  •
  is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

  •
  appoints a Custodian of us or for all or substantially all of our property; or

  •
  orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

  •
  and the order or decree remains unstayed and in effect for 90 days; or

  (7)
  any other event of default provided with respect to debt securities of that series occurs.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

        The indenture will require us to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

  (1)
  an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

  (2)
  the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

  (3)
  the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

  (4)
  the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

  (5)
  no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

        Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

  •
  change the stated maturity of the principal of, or installment of interest on, any debt security;

  •
  reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

  •
  reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

  •
  change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

  •
  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture ;

  •
  modify any provisions in the indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

  •
  make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

  •
  subordinate the debt security of any series to any of our other obligations; or

  •
  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

  •
  to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

  •
  to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants-Consolidation, Merger and Sale of Assets";

  •
  to add any additional events of default for the benefit of holders of the debt securities of all or any series;

  •
  to add one or more guarantees for the benefit of holders of the debt securities;

  •
  to secure the debt securities;

  •
  to add or appoint a successor or separate trustee or other agent;

  •
  to provide for the issuance of additional debt securities of any series;

  •
  to establish the form or terms of debt securities of any series as permitted by the indenture;

  •
  to comply with the rules of any applicable securities depository;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

  •
  to cure any ambiguity, to correct or supplement any provision of the indenture;

  •
  to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

  •
  to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company's prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

        The indenture provides that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

        In the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

  (1)
  DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

  (2)
  an event of default with respect to such global security has occurred and be continuing;

  (3)
  we deliver to the trustee an order to such effect; or

  (4)
  there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        The trustee under the indenture will be named in the applicable prospectus supplement.

        The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue fractional interests in shares of Class A Common Stock or preferred stock, rather than shares of Class A Common Stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A Common Stock or preferred stock. The shares of Class A Common Stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A Common Stock, preferred stock and depositary shares, as applicable.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

        The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

 DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Class A Common Stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified principal amount of debt securities or a specified or varying number of shares of Class A Common Stock, preferred stock or depositary shares. The consideration for the debt securities, Class A Common Stock, preferred stock or depositary shares and the principal amount of debt securities or number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders' obligations to purchase or sell, as the case may be, shares of Class A Common Stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

        The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 DESCRIPTION OF UNITS

        We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A Common Stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

        As used in this section, "we," "us" and "our" means Ares Management Corporation, a Delaware corporation, and its successors, but not any of its subsidiaries.

 SELLING STOCKHOLDERS

        Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

 LEGAL MATTERS

        The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California.

 EXPERTS

        The consolidated financial statements of Ares Management Corporation appearing in Ares Management Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Ares Management Corporation's internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities covered by this prospectus, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports and other information with the SEC. You may inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also are able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's website. We intend to make available to our securityholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and before the date that the offering of the units covered by this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference into this prospectus the following documents or information filed with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020 (File No. 001-36429);

  •
  Current Reports on Form 8-K, filed on January 21, 2020 (File No. 001-36429), January 24, 2020 (File No. 001-36429), February 13, 2020 (File No. 001-36429) and February 21, 2020 (File No. 001-36429);

  •
  Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on November 26, 2018; and

  •
  All documents filed, but not furnished, by Ares Management Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before the termination of the offering to which this prospectus relates.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Ares Management Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. You also may contact us at (310) 201-4100 or visit our website at http://www.aresmgmt.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All amounts are estimated.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees		**
Rating agency fees		**
Miscellaneous		**

Total	$	**

*
The registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.    Indemnification of Directors and Officers

        Our Certificate of Incorporation provides that in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, whether arising from acts or omissions to act occurring on, before or after the date of its Certificate of Incorporation, on an after tax basis: (a) each member of our board of directors and each of our officers, (b) each record holder of Class B common stock, (c) Ares Management GP LLC (our "Former General Partner"), (d) any person or entity who is or was a tax matters partner or partnership representative, member, manager, officer or director of any record holder of Class B common stock or our Former General Partner; (e) any member, manager, officer or director of any record holder of Class B common stock or our Former General Partner who is or was serving at the request of any record holder of Class B common stock or our Former General Partner as a director, officer, manager, employee, trustee, fiduciary, partner, tax matters partner, partnership representative, member, representative, agent or advisor of another person or entity; provided that such a person or entity will not be indemnified solely for providing, on a fee-for-services basis or similar arm's-length compensatory basis, agency, advisory, consulting, trustee, fiduciary or custodial services, (f) any person or entity who controls any record holder of Class B common stock or the Former General Partner and (g) any person a record holder of Class B common stock, in its sole discretion, designates as an Indemnitee.

        We agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or with criminal intent. Any indemnification under these provisions will only be out of our assets. We are not personally liable for, and do not have any obligation to contribute or loan funds or assets to the board of directors to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our Certificate of Incorporation.

Item 16.    Exhibits

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.

3.1		Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 15, 2018).

3.2		Bylaws of Ares Management Corporation (incorporated by reference to Exhibit. 99.4 to the Registrant's Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 15, 2018).

4.1		Form of 7.00% Series A Preferred Stock Certificate (incorporated by reference to Exhibit 99.5 to the Registrant's Current Report on Form 8-K (File No. 001-36429) filed with the SEC on November 15, 2018).

4.2	*	Form of Preferred Stock Certificate.

4.3	*	Form of Certificate of Designation of Preferred Stock.

4.4		Form of Indenture between Ares Management Corporation and the trustee.

4.5	*	Form of Debt Securities.

4.6	*	Form of Depositary Share Agreement.

4.6	*	Form of Depositary Certificate.

4.7	*	Form of Warrant Agreement.

4.8	*	Form of Warrant Certificate.

4.9	*	Form of Purchase Contract Agreement.

4.10	*	Form of Purchase Certificate.

4.11	*	Form of Unit Agreement.

4.12	*	Form of Unit Certificate.

5.1		Opinion and Consent of Kirkland &Ellis LLP regarding the legality of the securities being registered.

23.1		Opinion and Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2		Consent of Ernst & Young LLP.

24.1		Power of Attorney (included on signature page).

25.1	**	Statement of Eligibility on Form T-1 of Trustee under the Trust Indenture Act.

*
To be filed as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.

**
To be filed by amendment or incorporated by reference in connection with the offering of specific securities pursuant to Section 305(b)(2) of the Trust Indenture Act.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28th day of February, 2020.

ARES MANAGEMENT CORPORATION
By:	/s/ MICHAEL R. MCFERRAN
	Name:	Michael R. McFerran
	Title:	Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY

        Know all men by these presents, that the undersigned directors and officers of the general partner of Registrant, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint, Michael J Arougheti, Michael R. McFerran and Naseem Sagati Aghili, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of February, 2020.

Signature	Title

/s/ ANTONY P. RESSLER Antony P. Ressler	Executive Chairman & Co-Founder
/s/ MICHAEL R. MCFERRAN Michael R. McFerran	Chief Operating Officer & Chief Financial Officer
/s/ MICHAEL J AROUGHETI Michael J Arougheti	Director, Co-Founder, Chief Executive Officer & President

Signature	Title

/s/ DAVID B. KAPLAN David B. Kaplan	Director, Co-Founder & Co-Chairman of Private Equity Group
/s/ BENNETT ROSENTHAL Bennett Rosenthal	Director, Co-Founder & Co-Chairman of Private Equity Group
/s/ R. KIPP DEVEER R. Kipp deVeer	Director & Head of Credit Group
/s/ ANTOINETTE BUSH Antoinette Bush	Director
/s/ PAUL G. JOUBERT Paul G. Joubert	Director
/s/ MICHAEL LYNTON Michael Lynton	Director
/s/ DR. JUDY D. OLIAN Dr. Judy D. Olian	Director